UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 16, 2008
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation)	1-7626 (Commission File Number)	39-0561070 (IRS Employer Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.2(A)
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On October 16, 2008, following the amendment to the Bylaws described in Item 5.03 that increased the size of the Board of Directors, the Board of Directors appointed Robert J. Edmonds, the Company’s President and Chief Operating Officer, to fill the vacancy created by that amendment, for a term expiring at the Company’s annual meeting of shareholders in 2009. Mr. Edmonds is expected to be named to the Company’s Scientific Advisory Committee. The appointment of Mr. Edmonds to the Board was announced in a press release on October 17, which is furnished as Exhibit 99.1 to this report on Form 8-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 16, 2008, Board of Directors amended the first sentence of Section 3.2(a) of the Bylaws, effective immediately, to provide that the number of directors of the corporation shall be nine (9).
Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished with this Report on Form 8-K:

Exhibit 3.2(a)	Amendment to Section 3.2(a) of Sensient’s Bylaws.

Exhibit 99.1	Press Release Announcing the Appointment of Robert J. Edmonds to Sensient’s Board.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Vice President, Secretary and General Counsel
Date:	October 17, 2008

EXHIBIT INDEX

Exhibit 3.2(a)	Amendment to Section 3.2(a) of Sensient’s Bylaws.

Exhibit 99.1	Press Release Announcing the Appointment of Robert J. Edmonds to Sensient’s Board.